Termination Agreement

                                     Between

                        Eternal Technologies Group, Inc.

                                       And

  The Shareholders of E-Sea Biomedical Engineering Co. International Ltd. as of
                                October 31, 2004

                                       And

   E-Sea Biomedical Engineering Co. International Ltd. as of October 31, 2004



                              Dated April 26, 2005

         THIS TERMINATION AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 26th day of April, 2005, but effective as of October 31, 2004 by and between Eternal Technologies Group, Inc. a Nevada corporation (hereinafter referred to as "Eternal") and the former shareholders (hereinafter referred to as the "Former Shareholders") of E-Sea Biomedical Engineering Co. International, Ltd., a British Virgin Islands corporation (hereinafter referred to as "E-Sea"), who, pursuant to the Exchange Agreement executed October 31, 2004 received 14,000,000 shares of Eternal in exchange for 100% of the common stock of E-Sea, upon the following premises:

                                    Premises

         WHEREAS, Eternal is a publicly held corporation organized under the laws of the State of Nevada and engaged in animal husbandry and meat processing;

         WHEREAS, E-Sea is a subsidiary corporation of Eternal organized under the laws of the British Virgin Islands and engaged in the ownership and operation of medical equipment manufacturing facilities and technologies;

         WHEREAS, management of the constituent corporations entered into a exchange agreement (the "Exchange Agreement") dated October 31, 2004 pursuant to which Eternal agreed to acquire 100% of the issued and outstanding securities of E-Sea in exchange for the issuance of certain shares of Eternal (the "Exchange") and E-Sea agreed to use its best efforts to cause its shareholders (the "E-Sea Shareholders") to exchange their securities of E-Sea on the terms described therein; and

         WHEREAS, Eternal, E-Sea, and the Former Shareholders desire to terminate the Exchange.

                                    Agreement

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

Organization. E-Sea is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of E-Sea's Memorandum and articles of association. E-Sea has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. E-Sea has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

                                   ARTICLE II

Organization. Eternal is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Eternal 's certificate of incorporation or bylaws. Eternal has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Eternal has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

                                   ARTICLE III

PLAN OF TERMINATION

         Section 3.01 The Termination. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.02), each Former Shareholder (as defined in the Exchange Agreement) shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Eternal received pursuant to the Exchange in the aggregate constituting 14,000,000 of the issued and outstanding shares of common stock of Eternal held by each of such shareholders; the objective of such Termination being the rescission by Eternal of the acquisition of 100% of the issued and outstanding common shares of E-Sea. In exchange for the transfer of such securities by the Former Shareholders, Eternal shall issue to the Former Shareholders (1) an aggregate of 100% of the shares of common stock of E-Sea to the Former Shareholders as of the Closing Date. In the event the Termination is consummated but less than 14,000,000 of the common shares of Eternal are delivered to Eternal, the number of Shares of E-Sea delivered to the Former Shareholders as described above shall be reduced proportionately. At the Closing, each Former Shareholder shall, on surrender of his certificate or certificates representing such Eternal shares to Eternal or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the E-Sea Shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the Former Shareholders, all of the shares of capital stock of E-Sea shall be held by the Former shareholders.

         Section 3.02 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than April 30, 2005. Such Closing shall take place at a mutually agreeable time and place.

         Section 3.03 Closing Events. At the Closing, Eternal, E-Sea and the Former Shareholders, individually or through a representative, shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Upon execution of this Agreement by both parties the Exchange Agreement date October 31, 2004 between Eternal and E-Sea shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that each party shall bear its own costs in connection with the negotiation, preparation, and execution of this Agreement.

         Section 3.04 Compliance With Laws and Regulations. To the best of its knowledge, Eternal has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Eternal or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

                                   ARTICLE IV

Section 4.01 Delivery of Books and Records. At the Closing, Eternal shall deliver to E-Sea the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of E-Sea now in the possession of Eternal or its representatives.


Section 4.02      Indemnification.

(a) E-Sea and the Former Shareholders hereby agree to indemnify Eternal and each of the officers, agents and directors of Eternal as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the termination contemplated with this Agreement.

(b) Eternal hereby agrees to indemnify E-Sea and the Former Shareholders and each of the officers, agents, and directors of E-Sea against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the termination contemplated by this Agreement.

                                    ARTICLE V

Section 5.01 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States with venue in Houston, Texas.

Section 5.02 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

         If to Eternal, to:         Sect. D, 5/F, Block A.
                                    Innotech Tower,
                                    235 Nanjing Rd. Heping District,
                                    Tianjin  300052
                                    Attn: Jijun Wu

         With copies to:            Hank Vanderkam, Esq.
                                    Vanderkam & Associates
                                    1301 Travis, #1200
                                    Houston, Texas 77002

         If to E-Sea
         or the Former
         Shareholders, to:          Jueshi Tower, Suite B905-907
                                    4018 Jiabin Road, Luohu District
                                    Shenzhen, China 518001
                                    Telephone: 86-755-25904698
                                    Facsimile: 86-755-25904928
                                    Email: ltl338@163.com


Section 5.03 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. As of closing of this Termination Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 5.04 Third Party Beneficiaries. This contract is strictly between Eternal and E-Sea, and, except as specifically provided, no director, officer, stockholder (other than the E-Sea Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 5.05 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.06 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 5.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this agreement, facsimile signatures shall be deemed original signatures.

Section 5.08 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 5.09 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                                   /s/ JiJun Wu
                                      BY:  Eternal Technologies Group, Inc.
--------------------------------
Secretary or Assistant Secretary           Chairman
                                           JiJun Wu

ATTEST:                                   /s/ Liu Tielian
                                      BY:  E-Sea Biomedical Engineering Co.
--------------------------------
Secretary or Assistant Secretary           International Limited
                                           Chairman and Former Shareholder
                                           representative
                                           Liu Tielian




         The undersigned Former Shareholders of E-Sea through their designated representatives, Mr. Liu Tielian and Mr. Ou Liming hereby agree to participate in the Exchange on the terms set forth above. Each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of E-Sea and the Former Shareholders set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.


                                    /s/ Mr. Liu Tielian, individually
                                    Mr. Liu Tielian

                                    -------------------------------------
                                    /s/ Ou Liming, individually
                                    Ou Liming

                                    -------------------------------------

         The undersigned Former Shareholders of E-Sea their designated representatives, Mr. Liu Tielian and Ou Liming hereby agree to approve the foregoing Agreement and the transactions contemplated thereby. Each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of E-Sea and the Former Shareholders set out in this Agreement and that, to the best of his knowledge, all of such representations and warranties are true and correct.


                                         /s/ Liu Tielian, individually
                                          Liu Tielian

                                         /s/ Ou Liming, individually
                                          Ou Liming